UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 9, 2011

LOTON, CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-167219	98-0657263
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4751 Wilshire Boulevard, 3rd Floor, Los Angeles, CA	90010
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 601-2500

13499 Rue Huntington, Pierrefonds, QC H8Z1G3, Canada
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT

On September 9, 2011, Trinad Capital Master Fund, a Cayman Island exempted company, with an address at 4751 Wilshire Boulevard, 3rd Floor, Los Angeles, CA 90010 (“Trinad”), entered into a Securities Purchase Agreement with Alex Kuznetsov, a shareholder and the sole director and executive officer of Loton, Corp., a Nevada corporation (the “Company”), a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference, (the “Purchase Agreement”).  Pursuant to the terms of the Purchase Agreement, Mr. Kuznetsov agreed to sell to Trinad an aggregate of 4,000,000 shares (the “Shares”) of the Company’s common stock $.001 par value per share (“Common Stock”), representing 80% of the issued and outstanding Common Stock of the Company as of September 9, 2011 (the “Closing”).  In consideration of the purchase of the Shares, Trinad paid at Closing an aggregate amount of $311,615, pursuant to and in accordance with the terms of the Purchase Agreement.  The source of such capital was Trinad’s working capital.  The managing members of Trinad Management, LLC, the investment manager of Trinad is Robert S. Ellin

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTIONOF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

In accordance with the Purchase Agreement, effective upon the closing (a) Alex Kuznetsov resigned as the Company’s Chief Executive Officer, President and sole director, (b) Robert S. Ellin, was appointed as the sole director of the Board to serve until the next annual stockholders meeting and until his successor is duly elected and qualified, (c) Robert S. Ellin was appointed President, Chairman and Chief Executive Officer of the Company and (d) Tatiana Walker was appointed Chief Financial Officer and Secretary of the Company

Background of Directors and Officers:

Robert S. Ellin. Mr. Ellin is one of the Managing Members of Trinad Management, LLC. Mr. Ellin is also a Managing Member of Trinad Capital Master Fund, Ltd., our principal stockholder and a hedge fund dedicated to investing in micro-cap public companies.  He has served as Chief Executive Officer of Noble Medical Technologies since April 14, 2010 and as a director since April 9, 2010. He also served as its President and a director from February 6, 2009 through April 28, 2009. Mr. Ellin also serves as a director of Lateral Media Inc. since June 15, 2007 and until December 2, 2008 served as its Chief Executive Officer. Mr. Ellin currently sits on the boards of Command Security Corporation, Zoo Entertainment, Inc., Mandalay Media, Inc. and Intrinsic, Inc. Prior to joining Trinad Capital Master Fund Ltd., Mr. Ellin was the founder and President of Atlantis Equities, Inc. (“Atlantis”), a personal investment company. Founded in 1990, Atlantis has actively managed an investment portfolio of small capitalization public companies as well as select private company investments. Mr. Ellin frequently played an active role in Atlantis investee companies including board representation, management selection, corporate finance and other advisory services. Through Atlantis and related companies, Mr. Ellin spearheaded investments into ThQ, Inc, Grand Toys, Forward Industries, Inc. and completed a leveraged buyout of S&S Industries, Inc. where he also served as President from 1996 to 1998. Prior to founding Atlantis Equities, Mr. Ellin worked in Institutional Sales at LF Rothschild and prior to that he was the Manager of Retail Operations at Lombard Securities. Mr. Ellin received his B.A. from Pace University.

Tatiana Walker.  Ms. Walker has played key roles in a number of private and public companies including Chief Financial Officer of Malibu Media in 2010 and Chief Financial Officer of Atlantis Equities from 2004 – 2009. Ms. Walker has also functioned as the VP of Business Development at Park Avenue Consulting Group from 1998 through 2003 creating investor relation strategies for biotech and other technology small cap public companies. Ms. Walker received her B.A. in Accounting and Economics in 1988 from Moscow Cooperative University, Moscow, Russia.

ITEM 9.01	FINANCIAL STATEMENT AND EXHIBITS.

(d)	Exhibits.

10.1	Securities Purchase Agreement, dated as of September 9, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOTON, CORP

DATED: September 15, 2011

	By:	/s/ Tatiana Walker
Tatiana Walker,
Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

10.1	Securities Purchase Agreement, dated as of September 9, 2011